EXECUTION VERSION

FIRST AMENDMENT TO STOCK PURCHASE AGREEMENT

THIS FIRST AMENDMENT TO STOCK PURCHASE AGREEMENT (this "Amendment"), dated as of December 28, 2006 to be effective as of December 2, 2006 (the "Effective Date"), by and among Manchester Indiana Operations, Inc., a Delaware corporation ("Indiana Operations") and Manchester Indiana Acceptance, Inc., a Delaware corporation ("Indiana Acceptance", and, together with Indiana Operations, each a "Purchaser," and collectively, the "Purchasers"), Manchester Inc., a Nevada corporation ("Parent"), each of the persons identified on Schedule 4.2.1 to the Stock Purchase Agreement (each a "Seller," and collectively, "Sellers"), and on behalf of himself and each Seller, Rick Stanley ("Sellers' Representative").

WITNESSETH:

WHEREAS, the Purchasers, Parent, and Sellers, (collectively, the "Parties") previously entered into that certain Stock Purchase Agreement, dated December 2, 2006, whereby the Purchasers agreed to purchase, and the Sellers agreed to sell, all of the issued and outstanding capital stock of each of F.S. English, Inc., an Indiana corporation, and GNAC, Inc., an Indiana corporation, on the terms and conditions set forth therein (the "Stock Purchase Agreement");

WHEREAS, the Parties desire to amend certain provisions in the Stock Purchase Agreement as set forth herein;

WHEREAS, all capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Stock Purchase Agreement;

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and promises contained herein and in the Stock Purchase Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto intending to be legally bound, hereby agree as follows:

AGREEMENT

Section 1.01.  Amendments.

  (a)  Section 2.2 of the Stock Purchase Agreement is hereby deleted in its entirety and replaced with the following:

" 2.2   Purchase Price.

   The aggregate consideration paid to the Sellers in exchange for the Shares shall be as follows:

(a)   Three Million U.S. Dollars ($3,000,000.00) in the form of a promissory note in favor of Sellers substantially in the form attached hereto as Schedule 2.2(a) (the "Seller Note"); and

(b)   Such number of shares of common stock of Parent, par value $.001 per share, representing an aggregate amount equal to Three Million U. S. Dollars ($3,000,000.00) as determined by reference to the average of the closing prices of the common stock of Parent on the five (5) business days immediately preceding the Closing (the "Manchester Shares" and referred to collectively together with the Seller Note as the "Acquisition Consideration")."

   (b)     Section 2.4(a) of the Stock Purchase Agreement is hereby deleted in its entirety and replaced with the following:

    "(a)   Except as provided in Section 2.4(b), at the Closing, the Purchasers shall (i) on behalf of the Acquired Companies, cause the Net Indebtedness to be repaid in full to the party or parties entitled thereto pursuant to the Payoff Letters, (ii) on behalf of Sellers, pay the Selling Expenses to the parties entitled thereto as set forth on a statement delivered by Sellers’ Representative to the Purchasers at Closing, and (iii) cause each personal guarantee of any Seller of any Indebtedness to be released. Notwithstanding the foregoing, the furniture and fixtures line of credit with First Indiana Bank in the outstanding amount of $775,705.34 (as of December 27, 2006) will not be paid off at Closing."

  (c)  Section 2.4(b) of the Stock Purchase Agreement is hereby deleted in its entirety and replaced with the following:

    "(b)   Notwithstanding Section 2.4(a) above, certain Indebtedness held by Sellers' Representative in the amount of $500,000 (the "Subordinated Debt") shall not be repaid in full; instead, $300,000 of such Subordinated Debt shall be paid at Closing and $150,000 of such Subordinated Debt shall be refinanced with the issuance of a promissory note in favor of Sellers' Representative with an aggregate principal amount of One Hundred Fifty Thousand U.S. Dollars ($150,000.00) in the form attached hereto as Schedule 2.4(b) (the "Subordinated Note")."

 (d)  Section 6.1 of the Stock Purchase Agreement is hereby amended as follows:

(i)  The delivery in Section 6.1(h) is hereby waived.

(ii)     The delivery in Section 6.1(k) is hereby waived. As a condition of such waiver, Purchasers and Sellers' Representative shall negotiate in good faith to deliver executed lease agreements for the Leased Real Property on or before thirty (30) days after the Closing and such lease agreements shall be acceptable in form and substance to Purchasers and the landlord thereof and shall contain, among other things, the following terms: (a) the monthly rent under each lease agreement shall be comprised only of landlord's carrying costs on each Leased Real Property, including taxes, insurance and maintenance expenses, and an amount sufficient to cover any and all income tax liability of landlord relative to rental income on the Leased Real Property; provided, however, that the final monthly rent complies with any loan document covenants with First Indiana Bank applicable to the Lease Real Property; and (b) in the event that Sellers' Representative does not receive the salary payments under his employment agreement with Indiana Operations and Sellers' Representative is not in breach thereof, the monthly rent due under the lease agreements shall be increased by the amount of such salary payments owed to Sellers' Representative under the employment agreement;

 (iii)  The delivery in Section 6.1(l) is hereby waived. Sellers acknowledge that Ice Miller LLP is the only service provider participating in the negotiation, preparation and/or consummation of this transaction and Sellers shall be solely responsible for payment of the fees of Ice Miller LLP.

 (iv)  The delivery in Section 6.1(o) is hereby waived.

  (v)  The delivery in Section 6.1(q) is hereby waived.

(e)  Section 6.2(m) of the Stock Purchase Agreement is hereby waived.

(f)   The date "December 8, 2006" in Section 6.3 and Section 6.4 is hereby deleted and replaced with "December 29, 2006".

(g)  Section 6.6 is deleted in its entirety and is hereby amended as follows:

“(a)   Seller's Representative shall deliver to Purchasers on or prior to the Closing Date, written notice of supplemental information updating the information set forth in the representations and warranties of Sellers set forth in Article IV of this Agreement so that such representations and warranties of Sellers, as supplemented by such information, will be true and correct as of the Closing Date (the "Sellers Disclosure Schedule Updates").

(b)   Purchasers and Parent may deliver to Seller's Representative, on or prior to the Closing Date, written notice of supplemental information updating the information set forth in the representations and warranties of Purchasers and Parent, set forth in Article V of this Agreement so that such representations and warranties of Sellers, as supplemented by such information, will be true and correct as of the Closing Date (the "Manchester Disclosure Schedule Updates" and referred to herein with the Sellers Disclosure Schedule Updates, each as "Disclosure Schedule Updates").

(c)   If any Disclosure Schedule Updates reflect an occurrence which could reasonably be expected to cause the delivering party to recognize or accrue previously undisclosed liabilities which individually or in the aggregate are more than $50,000.00, the other party shall have the right to terminate this Agreement pursuant to and in accordance with Section 6.4 of this Agreement by delivering a written notice of such termination to the other party prior to the Closing in accordance with Section 11.1."

Section 1.02.  No Other Amendment. Other than as specifically amended herein, the Stock Purchase Agreement shall remain in full force and effect hereafter without modification.

Section 1.03.  Counterparts; Facsimile Signature. This Amendment may be executed in multiple counterparts, each of which will be considered an original, but all of which shall constitute one and the same Amendment. Facsimile signatures of original signatures shall be deemed original signatures. Only one counterpart of this Amendment executed by the party against which it will be enforced need be provided to evidence this Amendment.

Section 1.04.  Notices. All notices to be delivered relating to this Amendment shall be made in the manner set forth in Section 11.1 of the Stock Purchase Agreement.

Section 1.05.  Drafting. No party shall be deemed to be the drafter of this Amendment and in the event this Amendment is ever construed by a court of law, such court of law shall not construe this Amendment or any provision thereof against any of the parties as the drafter of this Agreement. The Purchasers, the Sellers, the Parent, and the Shareholder acknowledge and agree that all of the parties have contributed substantially and materially to the preparation of this Amendment.

Section 1.06.  Entire Agreement. This Amendment constitutes the entire understanding between the parties hereto with respect to the subject matter contained herein and supersedes all prior agreements, promises, understanding, communications, whether oral or written, by any party hereto; provided, however, the Stock Purchase Agreement shall remain in full force and effect without modification except as modified by this Amendment.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of December 28, 2006, to be effective as of the Effective Date.

MANCHESTER INDIANA OPERATIONS, INC.

By:
Name: Richard D. Gaines
Title: President

MANCHESTER INDIANA ACCEPTANCE, INC.

By:
Name: Richard D. Gaines
Title: President

MANCHESTER INC.

By:
Name: Richard D. Gaines
Title: Corporate Secretary

F.S. ENGLISH, INC.

By:
Name:
Title:

GNAC, INC.

By:
Name:
Title:

SELLERS’ REPRESENTATIVE

Rick Stanley

S-1

SELLERS:

Rick Stanley

Blake A. Jackson

Wesley E. Jackson

Kyle E. Jackson

Ken Beabout

Anthony W. Hamlin

William Hatch

Ivan Poor

Todd A. Simerman

EJJ6900 LLC

By:
Name:
Title:

2